EXHIBIT 99.1

Immediate release

HELEN OF TROY LIMITED REPORTS

THIRD QUARTER AND NINE MONTHS RESULTS

EL PASO, Texas, Jan. 9 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported sales and net earnings for the third quarter ended November 30, 2007.

Third quarter sales were $210,348,000 versus sales of $213,437,000 in the same period of the prior year, a decline of 1.4 percent. Third quarter net earnings were $22,842,000, or $0.73 per fully diluted share, compared to $22,813,000 or $0.72 per fully diluted share for the same period a year earlier.  Sales for the nine months ended November 30, 2007 increased 3.5 percent to $508,442,000 versus $491,050,000 for the previous year. Net earnings for the first nine months of this year were $51,212,000 or $1.60 per diluted share, versus $40,366,000, or $1.28 per fully diluted share in the same period of last year. Included in the fiscal 2008 third quarter results were after tax impairment charges of $4,883,000, or $0.16 per fully diluted share, and an after tax gain on the sale of land of $2,245,000, or $0.07 per fully diluted share. The impairment charges were based on our latest strategic review of the performance and future potential of the Epil-Stop and Time-Block trademarks. Included in fiscal 2007 third quarter results was an after tax gain on a litigation settlement of $441,000 or $0.01 per fully diluted share.

Excluding these third quarter items, net earnings for the quarter were $25,480,000, or $0.81 per fully diluted share, versus net earnings of $22,372,000 or $0.70 per fully diluted share in the prior year, an increase in earnings per share of 15.7 percent.  Net earnings for the nine months ended November 30, 2007 include an after tax benefit in the second fiscal quarter of $7,950,000 or $0.25 per fully diluted share related to our Hong Kong IRD tax settlement.  Net earnings for the nine months ended November 30, 2006 include an after tax benefit of $192,000, or $.01 per fully diluted share related to a previous Hong Kong IRD tax settlement and an after tax gain on a sale of land of $279,000, or $.01 per fully diluted share.  Excluding these items and the third quarter items referred to previously, net earnings for the nine months ended November 30, 2007 were $45,900,000 or $1.44 per fully diluted share compared to $39,454,000 or $1.25 per fully diluted share in the prior year, an increase in earnings per share of 15.2%.

For the third quarter, sales in our Housewares segment increased 19.3 percent to $47,356,000 compared with $39,696,000 for the same period last year.  Net sales in the Housewares segment for the nine month period ended November 30, 2007 increased 18.9 percent to $120,136,000 compared with $101,009,000 for the same period last year. Net sales in the Personal Care segment for the third quarter decreased 6.2 percent to $162,992,000 compared with $173,741,000 for the same period last year.  Net sales in the Personal Care segment for the nine month period decreased 0.4 percent to $388,306,000 compared with $390,041,000 for the same period last year.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the results for the quarter and the first nine months of the fiscal year stated, “Our Housewares segment had excellent sales and operating results for the quarter. Our OXO line of products continues to be a very strong leader in its category of products. Our Personal Care segment is facing a challenging sales environment, which we anticipate will continue through at least the first half of this calendar year. As we reported when we acquired the Belson business, the existing Belson cost of goods structure produced gross margins that are less than similar products in our existing Professional products division. We are in the process of shifting the Belson sourcing to our current suppliers, which we expect to provide margin improvement opportunities sometime in fiscal year 2009.

“As of November 30, 2007, Helen of Troy’s balance sheet remains strong with stockholders’ equity of $562.9 million, an increase of $47.2 million, or 9.2 percent from the comparable period last year. Our current book value per outstanding share is $18.33. Our cash position as of November 30, 2007 was $87.1 million versus cash of $59.0 million in the prior year, an increase of $28.1 million or 47.6 percent.  Inventory at November 30, 2007 was $146.4 million versus $146.2 million for the same period in the prior year, while total sales year-to-date have increased by 3.5 percent.

                “Selling, general and administrative (SG&A) expenses for the quarter were 28.2 percent of sales compared with 29.2 percent of sales for the same quarter of the prior year. SG&A expenses for the nine months ended November 30, 2007 were 31.0 percent of sales versus 32.5 percent of sales for the prior year. The focus of our efforts to reduce SG&A expenses as a percent of sales are now being reflected in our results for the quarter and year.

                “Based on our sales results for this quarter, we are revising our sales forecast for fiscal year 2008 ended February 29, 2008 to be sales in the range of $645 million to $655 million versus our previous forecast of sales in the range of $660 million to $680 million. We are also revising our net earnings guidance to $1.85 to $1.95 per fully diluted share from our previous guidance of $1.90 to $2.10 per fully diluted share.

“Our efforts going forward will be to continue our focus on expense reductions while increasing sales and gross margins for the coming year. Our strategic initiatives in moving toward those goals include the following:

•                  Continuing growth and expansion of the OXO product lines and market distribution

•                  Improved gross margins for Belson products as the sourcing is shifted to lower cost providers

•                  Continued focus on selling, general and administrative expense reduction where possible

•                  Price increases to retailers in categories with increased cost of goods where possible

•                  Expanded sales and distribution of our Bed Head by TIGI product line of appliances and related products

•                  Re-evaluate our Personal Care segment’s domestic product line mix, and its selling, branding and production forecasting operations.

We expect the retail environment to continue to be challenging however, we will continue to execute our strategic initiatives with renewed effort and dedication as we complete this year and formulate our plans for the year ahead,” Mr. Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release.  The teleconference begins at 11 a.m. ET today, Wednesday, January 9, 2008.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through February 29, 2008.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products.  The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden, trash and automotive categories. The Company’s products are sold  to consumers by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and  TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP.

Helen of Troy’s owned brands include OXO®, Good Grips®, Candela®, Brut®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®, Isobel® and WaveRage®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools TM,  Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Premiere®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including risks associated with the integration of newly acquired brands, product lines and business such as Belson Products. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.  The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements.  The Company cautions readers not to place undue reliance on forward-looking statements.  The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2007 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended November 30,				For the Nine Months Ended November 30,
	2007		2006		2007		2006
Net sales	$210,348	100.0%	$213,437	100.0%	$508,442	100.0%	$491,050	100.0%
Cost of sales	120,280	57.2%	121,960	57.1%	290,130	57.1%	274,964	56.0%
Gross profit	90,068	42.8%	91,477	42.9%	218,312	42.9%	216,086	44.0%

Selling, general, and administrative expense	59,387	28.2%	62,375	29.2%	157,832	31.0%	159,428	32.5%
Operating income before impairment and gain	30,681	14.6%	29,102	13.6%	60,480	11.9%	56,658	11.5%

Impairment charges	4,983	2.4%	—	0.0%	4,983	1.0%	—	0.0%
Gain on sale of land	(3,609)	-1.7%	—	0.0%	(3,609)	-0.7%	—	0.0%
Operating income	29,307	13.9%	29,102	13.6%	59,106	11.6%	56,658	11.5%

Other income (expense):
Interest expense	(3,603)	-1.7%	(4,487)	-2.1%	(11,536)	-2.3%	(13,689)	-2.8%
Other income, net	741	0.4%	863	0.4%	2,216	0.4%	1,940	0.4%
Total other income (expense)	(2,862)	-1.4%	(3,624)	-1.7%	(9,320)	-1.8%	(11,749)	-2.4%
Earnings before income taxes	26,445	12.6%	25,478	11.9%	49,786	9.8%	44,909	9.1%

Income tax expense (benefit)	3,603	1.7%	2,665	1.2%	(1,426)	-0.3%	4,543	0.9%
Net earnings	$22,842	10.9%	$22,813	10.7%	$51,212	10.1%	$40,366	8.2%

Diluted earnings per share	$0.73		$0.72		$1.60		$1.28

Weighted average common shares used in computing diluted earnings per share	31,296		31,769		31,924		31,578

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	11/30/2007	11/30/2006

Cash and temporary investments	$87,077	$59,017

Trading securities, at market value	35	221

Accounts receivable	162,722	168,445

Inventory	146,413	146,155

Total current assets	417,476	393,811

Total assets	935,332	931,975

Total current liabilities	149,205	156,759

Total long term liabilities	223,233	259,559

Stockholders equity	562,894	515,657

SELECTED OTHER DATA (in thousands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and

Amortization) to Net Earnings:

	Three Months Ended November 30,		Nine Months Ended November 30,
	2007	2006	2007	2006

Net earnings	$22,842	$22,813	$51,212	$40,366

Interest income / Expense, net	2,845	4,092	9,221	12,660

Income tax expense (benefit)	3,603	2,665	(1,426)	4,543

Depreciation and amortization	3,634	3,409	10,785	10,756

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$32,924	$32,979	$69,792	$68,325

EBITDA Before Impairment Charges And Gain On Sale Of Land and Litigation Settlement

EBITDA, as calculated above	$32,924	$32,979	$69,792	$68,325

Add: Impairment charges	4,983	—	4,983	—
Less: Gain on sale of land	(3,609)	—	(3,609)	(422)
Gain on litigation settlement	—	(450)	—	(450)

EBITDA, before impairment charges and gain on sale of land and litigation settlement	$34,298	$32,529	$71,166	$67,453

SELECTED OTHER DATA (in thousands, except per share data)

Reconciliation of Net Earnings, as reported to Net Earnings without impact of Significant Iems

		For the Three Months Ended November 30,				For the Nine Months Ended November 30,
		2007		2006		2007		2006
			Diluted		Diluted		Diluted		Diluted
			EPS		EPS		EPS		EPS
Net earnings, as reported		$22,842	$0.73	$22,813	$0.72	$51,212	$1.60	$40,366	$1.28

Add:	Impairment loss, net of related income tax benefit	4,883	0.16	—	—	4,883	0.15	—	—

Less:	Tax benefit from Hong Kong tax settlement, including interest income and reversal of penalties	—	—	—	—	(7,950)	(0.25)	(192)	(0.01)

	Gain on sale of land, net of related income tax expense	(2,245)	(0.07)	—	—	(2,245)	(0.07)	(279)	(0.01)

	Gain on litigation settlement	—	—	(441)	(0.01)	—	—	(441)	(0.01)
Net earnings, without significant items		$25,480	$0.81	$22,372	$0.70	$45,900	$1.44	$39,454	$1.25

Weighted average common shares used in computing diluted earnings per share		31,296		31,769		31,924		31,578

The above tables report non-GAAP earnings, which excludes specified significant items.   Non-GAAP earnings, EBITDA and EBITDA before impairment, gain on the sale of land and litigation settlement as discussed in the accompanying press release or in the preceding tables may be considered non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP based measures presented under our Consolidated Condensed Statements of Income, in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective.  The Company also believes that these non-GAAP measures provided by the Company facilitate a more direct comparison of its performance with its competitors.  The Company further believes that the excluded significant items do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2008